Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF TYCO

The following unaudited pro forma condensed consolidated financial statements were derived from our Historical Consolidated Financial Statements and give effect to the spin-offs and the related transactions. These unaudited pro forma condensed consolidated financial statements should be read together with our Historical Consolidated Financial Statements and accompanying Notes.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended June 29, 2012 and June 24, 2011 and fiscal years 2011, 2010 and 2009 present our results of operations assuming the spin-offs and the related transactions had been completed as of the first day of fiscal year 2009 (September 26, 2008). The unaudited pro forma condensed consolidated balance sheet as of June 29, 2012 presents our consolidated financial position assuming that the spin-offs and the related transactions had been completed on that date. Specifically, the pro forma adjustments include giving effect to the following:

•	distribution of the common stock of ADT and common shares of Tyco Flow Control to our shareholders, on a pro rata basis, through a tax-free dividend;

•	our anticipated post-Distribution capital structure;

•	the execution of the Separation and Distribution Agreements and the 2012 Tax Sharing Agreement.

On June 27, 2012, Tyco and its finance subsidiary commenced tender offers for an aggregate of $2.6 billion of various series of notes issued by Tyco and/or its finance subsidiary. On July 12, 2012, Tyco accepted for payment, and paid, $2.1 billion in principal amount of notes tendered. In addition, Tyco redeemed an aggregate of approximately $473 million in principal amount of notes due in 2013 and 2014 that were not tendered. In connection with these transactions Tyco has incurred, or will incur, debt refinancing charges of approximately $450 million (on a pre-tax basis), which includes $17 million of unamortized deferred financing costs that will be written off. The unaudited pro forma condensed consolidated statement of operations do not include any adjustments related to the retirement of $2.6 billion of Tyco’s outstanding debt securities. However, they do reflect the impact on interest expense of the anticipated post-Distribution capital structure.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. We believe the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information. The unaudited pro forma condensed consolidated statements of operations do not reflect material non-recurring charges related to costs of the Distributions and the Merger, which we anticipate will affect the consolidated statement of income within 12 months following the distribution date. In addition, the unaudited pro forma condensed consolidated statements of operations do not reflect adjustments to decrease historical corporate expense, which we expect to be approximately $225 million annually post-separation. The unaudited pro forma condensed consolidated statements of operations also do not reflect increased operating costs that we expect to incur as a result of the split of these two businesses. These costs primarily relate to information technology, finance, human resources, customer service, marketing, real estate and other functions. We estimate the aggregate of these amounts to be approximately $30 million annually. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial condition had the Distributions and the Merger been completed on the dates assumed. Additionally, these statements are not necessarily indicative of our future results of operations or financial condition.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For The Nine Months Ended June 29, 2012

(in millions, except per share data)

		Pro forma Adjustments
	Historical	Distribution of Residential Security Business (a)	Distribution of Flow Control Business (a)	Other	Note		Pro forma
Revenue from product sales	$7,180	$(164)	$(2,697)	—			$4,319
Service revenue	5,841	(2,251)	(203)	—			3,387

Net revenue	13,021	(2,415)	(2,900)	—			7,706
Cost of product sales	4,931	(631)	(1,852)	—			2,448
Cost of services	2,984	(404)	(104)	—			2,476
Selling, general and administrative expenses	3,525	(774)	(612)	—			2,139
Separation costs	159	—	—	(159)	(b	)	—
Restructuring, asset impairments and divestiture charges (gains), net	99	(2)	(19)	—			78

Operating income	1,323	(604)	(313)	159			565
Interest income	19	(1)	(4)	—			14
Interest expense	(182)	5	—	104	(c	)	(73)
Other expense, net	(19)	—	—	—			(19)

Income from continuing operations before income taxes and noncontrolling interest	1,141	(600)	(317)	263			487
Income tax expense	(221)	67	105	(13)	(j	)	(62)
Noncontrolling interest in subsidiaries net income	(1)	—	2	—			1

Income from continuing operations	$919	$(533)	$(210)	$250			$426

Basic earnings per share from continuing operations (i)	$1.98						$0.92
Diluted earnings per share from continuing operations (i)	$1.96						$0.91
Weighted average number of shares outstanding (i):
Basic	463						463
Diluted	469						469

See Notes to Unaudited Pro Forma Consolidated Financial Statements

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For The Nine Months Ended June 24, 2011

(in millions, except per share data)

		Pro forma Adjustments
	Historical	Distribution of Residential Security Business (a)	Distribution of Flow Control Business (a)	Other	Note		Pro forma
Revenue from product sales	$6,960	$(171)	$(2,345)	—			$4,444
Service revenue	5,702	(2,143)	(213)	—			3,346

Net revenue	12,662	(2,314)	(2,558)	—			7,790
Cost of product sales	4,870	(609)	(1,595)	—			2,666
Cost of services	2,963	(379)	(121)	—			2,463
Selling, general and administrative expenses	3,364	(747)	(554)	—			2,063
Restructuring, asset impairments and divestiture charges (gains), net	(153)	(2)	(9)	—			(164)

Operating income	1,618	(577)	(279)	—			762
Interest income	25	—	(5)	—			20
Interest expense	(184)	2	—	99	(c	)	(83)
Other expense, net	(9)	—	—	—			(9)

Income from continuing operations before income taxes and noncontrolling interest	1,450	(575)	(284)	99			690
Income tax expense	(278)	39	89	(3)	(j	)	(153)

Noncontrolling interest in subsidiaries net income		—	—	—			—
Income from continuing operations	$1,172	$(536)	$(195)	$96			$537

Basic earnings per share from continuing operations (i)	$2.46						$1.13
Diluted earnings per share from continuing operations (i)	$2.44						$1.12
Weighted average number of shares outstanding (i):
Basic	476						476
Diluted	481						481

See Notes to Unaudited Pro Forma Consolidated Financial Statements

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Year Ended September 30, 2011

(in millions, except per share data)

		Pro forma Adjustments
	Historical	Distribution of Residential Security Business (a)	Distribution of Flow Control Business (a)	Other	Note		Pro forma
Revenue from product sales	$9,601	$(228)	$(3,330)	—			$6,043
Service revenue	7,754	(2,879)	(309)	—			4,566

Net revenue	17,355	(3,107)	(3,639)	—			10,609
Cost of product sales	6,723	(827)	(2,311)	—			3,585
Cost of services	4,022	(510)	(163)	—			3,349
Selling, general and administrative expenses	4,635	(996)	(774)	—			2,865
Restructuring, asset impairment and divestiture (gains) charges, net	(144)	—	(6)	—			(150)

Operating income (loss)	2,119	(774)	(385)	—			960
Interest income	34	(1)	(6)	—			27
Interest expense	(244)	2	1	134	(c	)	(107)
Other expense, net	(16)	—	—	—			(16)

Income from continuing operations before income taxes and noncontrolling interest	1,893	(773)	(390)	134			864
Income tax expense	(326)	77	112	(4)	(j	)	(141)
Noncontrolling interest in subsidiaries net income	(2)	—	—	—			(2)

Income (loss) from continuing operations	$1,565	$(696)	$(278)	$130			$721

Basic earnings per share from continuing operations (i)	$3.31						$1.53
Diluted earnings per share from continuing operations (i)	$3.27						$1.51
Weighted average number of shares outstanding (i):
Basic	474						474
Diluted	479						479

See Notes to Unaudited Pro Forma Consolidated Financial Statements

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Year Ended September 24, 2010

(in millions, except per share data)

		Pro forma Adjustments
	Historical	Distribution of Residential Security Business (a)	Distribution of Flow Control Business (a)	Other	Note		Pro forma
Revenue from product sales	$9,990	$(261)	$(3,080)	—			$6,649
Service revenue	7,026	(2,331)	(284)	—			4,411

Net revenue	17,016	(2,592)	(3,364)	—			11,060
Cost of product sales	7,164	(646)	(2,092)	—			4,426
Cost of services	3,572	(421)	(139)	—			3,012
Selling, general and administrative expenses	4,586	(924)	(719)	—			2,943
Restructuring, asset impairment and divestiture (gains) charges, net	96	(16)	(25)	—			55

Operating income (loss)	1,598	(585)	(389)	—			624
Interest income	31	(1)	(5)	—			25
Interest expense	(284)	5	—	128	(c	)	(151)
Other expense, net	(75)	—	(1)	—			(76)

Income from continuing operations before income taxes and noncontrolling interest	1,270	(581)	(395)	128			422
Income tax expense	(138)	44	107	(4)	(j	)	9
Noncontrolling interest in subsidiaries net income	(7)	—	—	—			(7)

Income (loss) from continuing operations	$1,125	$(537)	$(288)	$124			$424

Basic earnings per share from continuing operations (i)	$2.32						$0.89
Diluted earnings per share from continuing operations (i)	$2.31						$0.88
Weighted average number of shares outstanding (i):
Basic	485						485
Diluted	488						488

See Notes to Unaudited Pro Forma Consolidated Financial Statements

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended September 25, 2009

(in millions, except per share data)

		Pro forma Adjustments
	Historical	Distribution of Residential Security Business (a)	Distribution of Flow Control Business (a)	Other	Note		Pro forma
Revenue from product sales	$10,134	$(268)	$(3,223)	—			$6,643
Service revenue	6,748	(1,980)	(263)	—			4,505

Net revenue	16,882	(2,248)	(3,486)	—			11,148
Cost of product sales	7,314	(593)	(2,141)	—			4,580
Cost of services	3,556	(343)	(122)	—			3,091
Selling, general and administrative expenses	4,599	(753)	(717)	—			3,129
Goodwill and intangible asset impairments	2,705	—	—	—			2,705
Restructuring, asset impairment and divestiture (gains) charges, net	214	(4)	(23)	—			187

Operating income (loss)	(1,506)	(555)	(483)	—			(2,544)
Interest income	44	(1)	(5)	—			38
Interest expense	(301)	5	1	110	(c	)	(185)
Other expense, net	(7)	—	—	—			(7)

Income from continuing operations before income taxes and noncontrolling interest	(1,770)	(551)	(487)	110			(2,698)
Income tax expense	(71)	30	140	(3)	(j	)	96
Noncontrolling interest in subsidiaries net income	(4)	—	—	—			(4)

Income (loss) from continuing operations	$(1,845)	$(521)	$(347)	$107			$(2,606)

Basic earnings per share from continuing operations (i)	$(3.90)						$(5.50)
Diluted earnings per share from continuing operations (i)	$(3.90)						$(5.50)
Weighted average number of shares outstanding (i):
Basic	473						473
Diluted	473						473

See Notes to Unaudited Pro Forma Consolidated Financial Statements

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of June 29, 2012

(in millions, except per share data)

		Pro forma Adjustments
	Historical	Distribution of Residential Security Business (a)	Distribution of Flow Control Business (a)	Other	Note	Pro forma
Assets
Current Assets:
Cash and cash equivalents	$1,118	$16	$(213)	$(193)	(h)	$728
Accounts receivable, less allowance for doubtful accounts	2,475	(80)	(690)	(2)	(g)	1,703
Inventories	1,552	(57)	(864)	—		631
Prepaid expenses and other current assets	1,099	(26)	(178)	—		895
Deferred income taxes	402	(23)	(79)	—		300

Total current assets	6,646	(170)	(2,024)	(195)		4,257
Property, plant and equipment, net	4,173	(1,894)	(622)	—		1,657
Goodwill	10,029	(3,398)	(2,120)	—		4,511
Intangible assets, net	3,750	(2,845)	(114)	—		791
Other assets	2,470	(491)	(212)	(273)	(e)(g)	1,494

Total Assets	$27,068	$(8,798)	$(5,092)	$(468)		$12,710

Liabilities and Equity
Current Liabilities:
Loans payable and current maturities of long-term debt	$16	$(1)	$—	$—		$15
Accounts payable	1,389	(142)	(349)	16	(g)	914
Accrued and other current liabilities	2,244	(141)	(454)	129	(f)(g)	1,778
Deferred revenue	686	(254)	(17)	—		415

Total current liabilities	4,335	(538)	(820)	145		3,122
Long-term debt	4,149	(23)	(15)	(2,600)	(d)	1,511
Deferred revenue	1,150	(657)	(68)	—		425
Other liabilities	2,912	(753)	(316)	441	(e)(f)(g)	2,284

Total Liabilities	12,546	(1,971)	(1,219)	(2,014)		7,342

Redeemable noncontrolling interest	106	—	(95)	—		11

Total Tyco Shareholders’ Equity	14,400	(6,827)	(3,778)	1,546	(g)	5,341
Nonredeemable noncontrolling interest	16	—	—	—		16

Total Equity	14,416	(6,827)	(3,778)	1,546		5,357

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$27,068	$(8,798)	$(5,092)	$(468)		$12,710

See Notes to Unaudited Pro Forma Consolidated Financial Statements

TYCO INTERNATIONAL LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(a)	Reflects the operations, assets, liabilities and equity of ADT and Tyco Flow Control (prior to the Merger).

The Distributions include the allocation of interest included in other expense, net. The interest amounts were proportionally allocated to Tyco Flow Control and ADT based on an assessment of historical data.

(b)	Represents an adjustment of $159 million for costs of the Distributions and the Merger for the nine months ended June 29, 2012, which are non-recurring direct and incremental costs related to the Distributions and the Merger.

(c)	Reflects the impact on interest expense of the anticipated post-Distributions capital structure. Interest expense decreased by $104 million and $99 million to reflect total interest of $73 million and $83 million for the nine months ended June 29, 2012 and June 24, 2011, respectively. Interest expense decreased by $134 million, $128 million and $110 million to reflect total interest of $107 million, $151 million and $185 million for the years ended 2011, 2010 and 2009, respectively.

(d)	Reflects a reduction of $2.6 billion in long-term debt to bring the total debt level to the $1.5 billion expected at the completion of the spin-offs. The anticipated post-separation debt balance was determined based on internal capital planning and considered the following factors and assumptions: anticipated business plans, operating activities, general economic conditions and certain contingencies, optimal debt levels and desired financial capacity.

(e)	Reflects a $153 million decrease to deferred tax assets for net operating loss carryforwards and tax reserves that will be transferred to Tyco Flow Control upon the spin-off.

Reflects a $411 million increase to deferred tax liabilities for U.S. federal and certain foreign net operating loss carryforwards that will be transferred to ADT upon the spin-off.

(f)	Reflects an increase to guarantee liabilities of $72 million for contingent tax liabilities related to unresolved tax matters that will be transferred to us in connection with the separation, as defined by the 2012 Tax Sharing Agreement that we will enter into with ADT and Tyco Flow Control. As discussed under “Agreements between Tyco, ADT and Tyco Flow Control Relating to the Distributions,” the 2012 Tax Sharing Agreement will govern the rights and obligations of ADT, Tyco and Tyco Flow Control for certain tax liabilities with respect to periods or portions thereof ending on or before the date of the Distributions. The actual amounts that we may be required to accrue or pay under the 2012 Tax Sharing Agreement will depend upon a variety of factors, including the outcome of the unresolved tax matters, which may not be resolved for several years.

(g)	Reflects a $45 million settlement of net payables due to Tyco and its affiliates as shown below:

Assets:
Accounts receivable trade	$(2)
Other Assets	(120)
Liabilities:
Accrued and other current liabilities	57
Other liabilities	94
Accounts Payable	16

Settlement of net payables due to Tyco and Affiliates	$45

(h)	To adjust cash and cash equivalents:

Cash received from the ADT NA residential Security business and the Flow Control business	$2,625
Settlement of intercompany receivables	45
Repayment of long-term portion of allocated debt and cash transactions with Tyco in connection with the separation	(2,863)

Total cash adjustments	$(193)

(i)	Pro forma weighted-average basic and diluted shares outstanding reflect the effect of shares outstanding had distribution of the Residential Security Business and the Flow Control Business taken place during the period presented. Additional share impacts as a result of the spin-offs have been excluded as they are not currently determinable but will be reflected on a prospective basis after the spin-offs.

(j)	For purposes of these unaudited pro forma financial statements, pro forma statement of operation adjustments were tax effected using the applicable statutory tax rate in the jurisdiction the adjustment related to. The effective tax rate of Tyco could be significantly different (either higher or lower) depending on post-spin activities.

Items Not Included

The unaudited pro forma condensed consolidated statement of operations do not include any adjustments related to the retirement of $2.6 billion of Tyco’s outstanding debt securities. On June 27, 2012, Tyco and its finance subsidiary commenced tender offers for an aggregate of $2.6 billion of various series of notes issued by Tyco and/or its finance subsidiary. On July 12, 2012, Tyco accepted for payment, and paid, $2.1 billion in principal amount of notes tendered. In addition, Tyco redeemed an aggregate of approximately $473 million in principal amount of notes due in 2013 and 2014 that were not tendered. In connection with these transactions Tyco has incurred, or will incur, debt refinancing charges of approximately $450 million (on a pre-tax basis), which includes $17 million of unamortized deferred financing costs that will be written off.

SUPPLEMENTAL FINANCIAL INFORMATION OF TYCO

The following information is presented on an unaudited pro forma basis as if the Distributions had been completed as of the beginning of the periods presented.

Pro Forma Segment Data

	Nine Months Ended		Fiscal Year Ended
	June 29, 2012	June 24, 2011	September 30, 2011	September 24, 2010	September 25, 2009
	($ in millions)
Net Revenue:
North America Systems Installation & Services	$2,920	$2,927	$4,022	$3,784	$3,931
Rest of World Systems Installation & Services	3,265	3,247	4,483	4,339	4,280
Global Products	1,521	1,269	1,757	1,529	1,537
Corporate and Other(1)	—	347	347	1,408	1,400

Total	$7,706	$7,790	$10,609	$11,060	$11,148

(1)	Includes Tyco’s former Electrical and Metal Products business.

	Nine Months Ended		Fiscal Year Ended
	June 29, 2012	June 24, 2011	September 30, 2011	September 24, 2010	September 25, 2009(2)
	($ in millions)
Operating Income (Loss):
North America Systems Installation & Services	$283	$298	$425	$350	$363
Rest of World Systems Installation & Services	356	274	418	375	(1,060)
Global Products	273	224	295	245	(349)
Corporate and Other(1)	(506)	(34)	(178)	(346)	(1,498)

Total	$406	$762	$960	$624	$(2,544)

(1)	The nine months ended June 24, 2011 and the year ended September 30, 2011 includes operating income of $7 million and a gain on divestiture of approximately $250 million related to Tyco’s former Electrical and Metal Products business. The years ended September 24, 2010 and September 25, 2009 include operating income of $100 million and an operating loss of $938 million, respectively, related to Tyco’s former Electrical and Metal Products business.
(2)	The operating loss for fiscal year 2009 includes goodwill and intangible asset impairment charges of: $22 million in NA Systems Installation & Services, $1,181 million in ROW Systems Installation & Services and $566 million in Global Products. Corporate and Other includes goodwill and intangible asset impairment charges of $936 million related to our former Electrical & Metals Products business.

We expect annual corporate expense post-separation to be approximately $225 million.

	Nine Months Ended		Fiscal Year Ended
	June 29, 2012	June 24, 2011	September 30, 2011	September 24, 2010	September 25, 2009
	($ in millions)
Depreciation and amortization:
North America Systems Installation & Services	$107	$108	$147	$164	$180
Rest of World Systems Installation & Services	164	156	217	199	228
Global Products	36	27	37	37	40
Corporate and Other(1)	4	16	18	48	40

Total	$311	$307	$419	$448	$488

(1)	The nine months ended June 24, 2011 and the year ended September 30, 2011 include depreciation and amortization expense of $7 million related to Tyco’s former Electrical and Metal Products business. The years ended September 24, 2010 and September 25, 2009 include depreciation and amortization expense of $36 million and $30 million, respectively, related to Tyco’s former Electrical and Metal Products business.

We intend to continue to fund capital expenditures to drive growth, to improve the cost structure of our business, to invest in new processes and technology and to maintain high quality production standards. We expect that the level of capital expenditures in fiscal year 2012 will exceed spending levels in fiscal year 2011 and exceed depreciation.

	Nine Months Ended		Fiscal Year Ended
	June 29, 2012	June 24, 2011	September 30, 2011	September 24, 2010	September 25, 2009
	($ in millions)
Capital expenditures, net:
North America Systems Installation & Services	$85	$54	$85	$84	$98
Rest of World Systems Installation & Services	158	153	217	175	168
Global Products	41	36	49	40	45
Corporate and Other(1)	12	16	19	51	80

Total	$296	$259	$370	$350	$391

(1)	The nine months ended June 24, 2011 and the year ended September 30, 2011 includes capital expenditures of $12 million related to Tyco’s former Electrical and Metal Products business. The years ended September 24, 2010 and September 25, 2009 includes capital expenditures of $48 million and $46 million, respectively, related to Tyco’s former Electrical and Metal Products business.

Capital expenditures related to company-owned security systems installed in customers’ premises were $169 million and $149 million in the nine months ended June 29, 2012 and June 24, 2011, respectively, and $213 million, $184 million and $267 million, in fiscal years 2011, 2010 and 2009, respectively.

In addition to the above capital expenditures, acquisitions of dealer generated customer accounts in ROW Systems Installation & Services totaled $17 million and $25 million in the nine months ended June 29, 2012 and June 24, 2011, respectively, and $33 million, $27 million and $32 million, in fiscal years 2011, 2010 and 2009, respectively.

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization as of June 29, 2012 on an unaudited historical basis and on an unaudited pro forma basis giving effect to the Distributions, the Merger and related transactions as if they occurred on June 29, 2012. This table reflects the pro forma impact of the transactions on certain balance sheet items included in our historical consolidated balance sheet. It does not reflect the pro forma impact of the Transactions to our Swiss statutory financial statements. This information should be read in conjunction with the “Unaudited Pro Forma Condensed Financial Statements of Tyco” and accompanying notes thereto, and in conjunction with Tyco’s consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Tyco’s Form 10-Q for the quarterly period ended June 29, 2012 as filed with the Securities and Exchange Commission on July 31, 2012.

	As of June 29, 2012
	(unaudited) ($ in millions)
	Actual	Pro Forma
Cash and Cash Equivalents	$1,118	$728 (1)

Debt Outstanding:
Loans payable and current maturities of long-term debt	16	15
Long-term debt	4,149	1,511

Tyco Shareholders Equity:
Common stock, par value CHF 6.70 per share	2,792	2,792
Treasury shares, par value CHF 6.70 per share	(1,205)	(1,205)
Contributed surplus	10,441	1,382
Accumulated earnings	2,960	2,960
Accumulated other comprehensive loss	(588)	(588)

Total Tyco Shareholders’ Equity:	14,400	5,341

Total Capitalization (debt plus Tyco shareholders’ equity)	$18,565	$6,867

(1)	Cash and cash equivalents includes $100 million of restricted cash held by a subsidiary and $140 million reserved for certain tax liabilities for which the timing of payment is uncertain.